NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports Increased Second Quarter Earnings
     Clarks Summit, PA, July 16/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported second quarter 2007 earnings of $1,880 thousand or $1.06 per share, an increase of $305 thousand or 19.4% compared to $1,575 thousand or $0.85 per share for the same quarter of 2006. Earnings for the six months ended June 30, improved $260 thousand or 8.3% to $3,385 thousand or $1.87 per share in 2007 compared to $3,125 thousand or $1.69 per share in 2006.
     Return on average assets was 1.35% for the second quarter and 1.23% for the first half of 2007, compared to 1.16% for each of the respective periods of 2006. Return on average stockholders’ equity was 14.46% and 12.75%, respectively, for the second quarter and year-to-date 2007, compared to 12.30% and 12.39% for the same periods of 2006.
     “I am extremely pleased with our Company’s financial performance during the second quarter of 2007,” stated William F. Farber, Sr., President and Chief Executive Officer. “Despite the challenging interest rate environment, we were able to improve both net interest spread and margin from the previous quarter. We also experienced a nearly 26.0% increase in noninterest revenue from the first quarter. In addition to these financial accomplishments, several projects were either completed or initiated in the second quarter that I believe will strengthen stockholder value over the long term,” Farber mentioned. “At the start of the second quarter, we rolled out our new service offering, CB&T Directsm remote deposit image capture system to current and potential business customers. We are the first community bank in our market area to implement this service and I am excited at the response it has received from area businesses. We are also developing a private banking division, through which our larger, more complex customers will have the benefit of a dedicated banking advisor who will coordinate and support all their financial and wealth management needs. Finally, during the second quarter we purchased land in Tunkhannock, Wyoming County, Pennsylvania to build a new office to replace outdated facilities. The new property is in a more convenient location and will facilitate market share growth in this county,” concluded Farber.
HIGHLIGHTS
•	Increase in second quarter earnings of 19.4% comparing 2007 and 2006.

•	Noninterest revenue improves 25.9% comparing first and second quarters of 2007.

•	Loans grow at an annual rate of 23.2% from year-end 2006.

•	Net interest margin increases 4 basis points from previous quarter.

•	Efficiency ratio improves to 61.1% in second quarter 2007.

INCOME STATEMENT REVIEW
     Tax-equivalent net interest income for the six months ended June 30, improved $376 thousand or 3.5% to $11,165 thousand in 2007 from $10,789 thousand in 2006. A $1,751 thousand increase in tax-equivalent interest income was partially reduced by a rise in interest expense of $1,375 thousand. A 51 basis point increase in the tax-equivalent yield on earning assets was the primary factor contributing to the increase in interest revenue. Also positively impacting interest revenue was growth in average earning assets of $12.6 million. Specifically, the tax-equivalent yield on the loan portfolio increased 44 basis points to 7.30% for the first half of 2007 from 6.86% for the same period of 2006. In addition, loans, net of unearned income averaged $27.9 million or 6.6% higher comparing the six months ended June 30, 2007 and 2006. Similarly, the tax-equivalent yield on the investment portfolio rose 50 basis points to 5.48% in 2007 from 4.98% in 2006. However, average investments decreased $12.7 million or 13.7%. Partially offsetting the positive effects of the yield improvement and earning asset growth was an increase of 62 basis points in the cost of funds, which was the primary factor leading to the increased interest expense. The cost of interest-bearing transaction accounts, including money market, NOW and savings accounts rose 52 basis points to 2.23% in 2007 from 1.71% in 2006. Similarly, the cost of time deposits rose 55 basis points to 4.48% in 2007 from 3.93% in 2006. Despite an 11 basis point decrease in the net interest spread, the tax-equivalent net interest margin for the six months ended June 30, improved 4 basis points to 4.24% in 2007, compared to 4.20% in 2006. In addition, the net interest margin for the second quarter of 2007 was 4.26%, 4 basis points higher than the previous quarter.
     The provision for loan losses was $225 thousand for the six months ended June 30, 2007, and $405 thousand for the same six months of 2006. During the second quarter of 2007, we experienced a reduction in the volume of impaired loans having carrying values which exceeded their related underlying collateral values. As a result of this reduction, the specific reserve required, as part of our quarterly evaluation of the adequacy of the allowance for loan losses account, also decreased from the previous quarter end. Due to these factors no provision for loan losses was recorded in the second quarter of 2007. The provision for loan losses was $225 thousand for the second quarter of 2006.
     Noninterest revenue totaled $1,762 thousand for the six months ended June 30, 2007, an increase of $51 thousand or 3.0% from $1,711 thousand for the same six months of last year. Service charges, fees and commissions increased $61 thousand, while mortgage banking income decreased $10 thousand. For the second quarter, noninterest revenue increased $131 thousand or 15.4% to $982 thousand in 2007, from $851 thousand in 2006. Increases in revenue from wealth management services and deposit service charges, coupled with gains realized on the sale of other real estate owned, factored into the increased revenue.
     Noninterest expense for the six months ended June 30, increased $293 thousand or 4.0% to $7,568 thousand in 2007 from $7,275 thousand in 2006. Employee-related costs rose $130 thousand or 3.5% as a result of increases in commercial loan staffing, higher health insurance costs and merit increases. Additional equipment-related costs arising from a new teller system and the implementation of CB&T Directsm remote deposit image capture system resulted in a $36 thousand or 3.0% increase in net occupancy and equipment expense. The

$127 thousand or 5.4% increase in other expenses resulted primarily from legal and professional costs related to the “Dutch Auction” tender offer of our common stock. For the second quarter, noninterest expense totaled $3,815 thousand in 2007, an increase of $96 thousand or 2.6% from $3,719 thousand in 2006.
BALANCE SHEET REVIEW
     Total assets grew $14.3 million or at an annual rate of 5.3% to $554.7 million at June 30, 2007, from $540.4 million at December 31, 2006. Strong loan demand was the driving force behind the growth. Loans, net of unearned income, increased $46.9 million or at an annual rate of 23.2% to $455.0 million at the close of the second quarter from $408.1 million at the end of 2006. Total deposits equaled $494.5 million at June 30, 2007, an increase of $11.1 million from $483.4 million at December 31, 2006. Noninterest-bearing deposits increased $4.6 million, while interest-bearing deposits grew $6.5 million. In order to support loan demand, we utilized repayments from our investment portfolio and short-term borrowing arrangements with the Federal Home Loan Bank of Pittsburgh. Available-for-sale investment securities declined $24.0 million, while short-term borrowings outstanding at June 30, 2007, equaled $5.7 million.
     Stockholders’ equity decreased $2.7 million to $51.4 million or $29.30 per share at June 30, 2007, from $54.1 million or $29.27 per share at December 31, 2006. During the second quarter of 2007, we successfully completed a modified “Dutch Auction” tender offer of our common stock. As part of this auction, we purchased 94,845 shares at a price of $52.00 per share or a total cost of $4.9 million. In addition to the shares repurchased under the “Dutch Auction,” we repurchased 4,200 shares for $202 thousand during the first half of 2007 under our on-going stock repurchase program. Stockholders’ equity was also impacted by net income of $3.4 million, net cash dividends declared of $688 thousand and an other comprehensive loss of $263 thousand related entirely to the change in net unrealized holding gains on available-for-sale investment securities. Dividends declared for the three months and six months ended June 30, 2007, equaled $0.26 per share and $0.52 per share compared to $0.25 per share and $0.50 per share for the respective periods of 2006.
     We experienced deterioration in our asset quality over the first half of 2007. Nonperforming assets equaled $4.6 million or 1.01% of loans, net of unearned income and foreclosed assets at June 30, 2007, compared to $3.4 million or 0.76% at March 31, 2007, and $2.7 million or 0.65% at December 31, 2006. The increase in nonperforming assets resulted primarily from one commercial mortgage loan being placed on nonaccrual status. However, management believes the underlying collateral associated with such loan to be adequate.
     The allowance for loan losses equaled $4.6 million or 1.00% of loans, net of unearned income, at June 30, 2007, compared to $4.6 million or 1.03% at March 31, 2007, and $4.4 million or 1.09% at December 31, 2006. The allowance for loan losses covered 99.7% of nonperforming assets at the end of the second quarter of 2007, compared to 134.5% at the end of the first quarter and 167.1% at year-end 2006. Loans charged-off, net of recoveries, for the six months ended June 30, equaled $99 thousand or 0.04% of average loans outstanding in 2007 compared to $239 thousand or 0.11% of average loans outstanding in 2006.

     Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 16 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS]

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2007	2007	2006	2006	2006
Key performance data:

Per share data:
Net income	$1.06	$0.81	$0.87	$0.87	$0.85
Cash dividends declared	$0.26	$0.26	$0.25	$0.25	$0.25
Book value	$29.30	$29.85	$29.27	$28.74	$27.80
Tangible book value	$29.10	$29.66	$29.09	$28.55	$27.62
Market value:
High	$50.22	$49.93	$43.80	$43.50	$44.50
Low	$47.00	$42.26	$40.00	$38.00	$39.94
Closing	$49.15	$49.50	$42.80	$40.75	$43.04
Market capitalization	$86,263	$91,650	$79,124	$75,515	$79,759
Common shares outstanding	1,755,091	1,851,518	1,848,687	1,853,137	1,853,131

Selected ratios:

Return on average stockholders’ equity	14.46%	11.12%	11.74%	12.24%	12.30%

Return on average assets	1.35%	1.11%	1.17%	1.20%	1.16%

Leverage ratio	9.08%	9.81%	9.74%	9.57%	9.34%

Efficiency ratio	61.05%	64.03%	62.11%	60.89%	62.49%

Nonperforming assets to loans, net, and foreclosed assets	1.01%	0.76%	0.65%	0.78%	0.90%

Net charge-offs to average loans, net	0.06%	0.02%	0.22%	0.10%	0.08%

Allowance for loan losses to loans, net	1.00%	1.03%	1.09%	1.04%	1.03%

Earning assets yield (FTE)	7.07%	6.98%	6.92%	6.85%	6.64%

Cost of funds	3.51%	3.45%	3.22%	3.10%	2.93%

Net interest spread (FTE)	3.56%	3.53%	3.70%	3.75%	3.71%

Net interest margin (FTE)	4.26%	4.22%	4.34%	4.38%	4.28%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	June 30,	June 30,
Six Months Ended	2007	2006
Interest income:
Interest and fees on loans:
Taxable	$15,039	$13,057
Tax-exempt	845	876
Interest and dividends on investment securities available-for-sale:
Taxable	1,014	1,106
Tax-exempt	741	756
Dividends	32	36
Interest on federal funds sold	7	73
Total interest income	17,678	15,904

Interest expense:
Interest on deposits	7,027	5,811
Interest on borrowed funds	303	144
Total interest expense	7,330	5,955
Net interest income	10,348	9,949
Provision for loan losses	225	405
Net interest income after provision for loan losses	10,123	9,544

Noninterest income:
Service charges, fees and commissions	1,589	1,528
Mortgage banking income	173	183
Total noninterest income	1,762	1,711

Noninterest expense:
Salaries and employee benefits expense	3,838	3,708
Net occupancy and equipment expense	1,237	1,201
Other expenses	2,493	2,366
Total noninterest expense	7,568	7,275
Income before income taxes	4,317	3,980
Provision for income tax expense	932	855
Net income	$3,385	$3,125

Other comprehensive loss:
Unrealized losses on investment securities available-for-sale	$(398)	$(739)
Income tax benefit related to other comprehensive loss	(135)	(251)
Other comprehensive loss, net of income taxes	(263)	(488)
Comprehensive income	$3,122	$2,637

Per share data:
Net income	$1.87	$1.69
Cash dividends declared	$0.52	$0.50
Average common shares outstanding	1,813,847	1,852,530

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Three months ended	2007	2007	2006	2006	2006
Interest income:
Interest and fees on loans:
Taxable	$7,738	$7,301	$7,267	$7,133	$6,733
Tax-exempt	445	400	328	352	446
Interest and dividends on investment securities available-for-sale:
Taxable	441	573	612	490	503
Tax-exempt	370	371	366	368	377
Dividends	21	11	18	14	25
Interest on federal funds sold	4	3	52	136	67
Total interest income	9,019	8,659	8,643	8,493	8,151

Interest expense:
Interest on deposits	3,593	3,434	3,348	3,197	2,991
Interest on borrowed funds	159	144	5		60
Total interest expense	3,752	3,578	3,353	3,197	3,051
Net interest income	5,267	5,081	5,290	5,296	5,100
Provision for loan losses		225	215	270	225
Net interest income after provision for loan losses	5,267	4,856	5,075	5,026	4,875

Noninterest income:
Service charges, fees and commissions	884	705	739	769	776
Mortgage banking income	98	75	100	89	75
Total noninterest income	982	780	839	858	851

Noninterest expense:
Salaries and employee benefits expense	1,959	1,879	2,037	1,903	1,918
Net occupancy and equipment expense	603	634	581	571	596
Other expenses	1,253	1,240	1,189	1,273	1,205
Total noninterest expense	3,815	3,753	3,807	3,747	3,719
Income before income taxes	2,434	1,883	2,107	2,137	2,007
Provision for income tax expense	554	378	507	512	432
Net income	$1,880	$1,505	$1,600	$1,625	$1,575

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$(394)	$(4)	$(132)	$868	$(289)
Income tax expense (benefit) related to other comprehensive income (loss)	(134)	(1)	(45)	295	(98)
Other comprehensive income (loss), net of income taxes	(260)	(3)	(87)	573	(191)
Comprehensive income	$1,620	$1,502	$1,513	$2,198	$1,384

Per share data:
Net income	$1.06	$0.81	$0.87	$0.87	$0.85
Cash dividends declared	$0.26	$0.26	$0.25	$0.25	$0.25
Average common shares outstanding	1,776,590	1,851,518	1,852,682	1,854,598	1,853,235

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Three months ended	2007	2007	2006	2006	2006
Net interest income:
Interest income Loans, net:
Taxable	$7,738	$7,301	$7,267	$7,133	$6,733
Tax-exempt	674	606	497	534	676
Total loans, net	8,412	7,907	7,764	7,667	7,409
Investments:
Taxable	462	584	630	504	528
Tax-exempt	561	562	555	558	571
Total investments	1,023	1,146	1,185	1,062	1,099
Federal funds sold	4	3	52	136	67
Total interest income	9,439	9,056	9,001	8,865	8,575
Interest expense:
Deposits	3,593	3,434	3,348	3,197	2,991
Borrowed funds	159	144	5		60
Total interest expense	3,752	3,578	3,353	3,197	3,051
Net interest income	$5,687	$5,478	$5,648	$5,668	$5,524

Loans, net:
Taxable	7.42%	7.37%	7.28%	7.23%	7.05%
Tax-exempt	6.55%	6.23%	6.29%	6.40%	6.11%
Total loans, net	7.34%	7.27%	7.20%	7.17%	6.96%
Investments:
Taxable	4.08%	4.31%	4.56%	4.08%	3.90%
Tax-exempt	7.56%	7.67%	7.51%	7.44%	7.38%
Total investments	5.46%	5.49%	5.59%	5.35%	5.17%
Federal funds sold	3.03%	4.85%	5.09%	5.32%	5.07%
Total earning assets	7.07%	6.98%	6.92%	6.85%	6.64%
Interest expense:
Deposits	3.45%	3.40%	3.22%	3.10%	2.90%
Borrowed funds	5.40%	5.47%	5.13%		5.06%
Total interest-bearing liabilities	3.51%	3.45%	3.22%	3.10%	2.93%
Net interest spread	3.56%	3.53%	3.70%	3.75%	3.71%
Net interest margin	4.26%	4.22%	4.34%	4.38%	4.28%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
At period end	2007	2007	2006	2006	2006
Assets:
Cash and due from banks	$15,095	$10,725	$25,584	$17,778	$15,606
Federal funds sold			2,050	8,450	6,100
Investment securities available-for-sale	67,234	83,612	91,213	80,810	83,823
Loans held for sale, net	2,453	1,967	572	1,849	2,351
Loans, net of unearned income	455,021	451,973	408,074	426,867	417,317
Less: Allowance for loan losses	4,561	4,635	4,435	4,453	4,294
Net loans	450,460	447,338	403,639	422,414	413,023
Premises and equipment, net	11,223	10,831	11,018	11,047	11,085
Accrued interest receivable	3,071	3,025	2,863	3,219	2,900
Other assets	5,131	3,797	3,465	3,473	3,599
Total Assets	$554,667	$561,295	$540,404	$549,040	$538,487

Liabilities:
Deposits:
Noninterest-bearing	$77,649	$74,875	$73,055	$73,713	$75,158
Interest-bearing	416,855	410,805	410,387	419,102	408,689
Total deposits	494,504	485,680	483,442	492,815	483,847
Borrowed funds	5,700	17,100
Accrued interest payable	1,165	1,211	1,106	1,136	1,052
Other liabilities	1,880	2,044	1,738	1,830	2,064
Total liabilities	503,249	506,035	486,286	495,781	486,963

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued 1,755,091; 1,851,518; 1,848,687; 1,853,137; 1,853,131	579	611	610	612	612
Capital surplus	7,096	7,266	7,146	7,085	7,012
Retained earnings	43,049	46,429	45,405	44,518	43,429
Accumulated other comprehensive income	694	954	957	1,044	471
Total stockholders’ equity	51,418	55,260	54,118	53,259	51,524
Total liabilities and stockholders’ equity	$554,667	$561,295	$540,404	$549,040	$538,487

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Average quarterly balances	2007	2007	2006	2006	2006
Assets:
Loans, net:
Taxable	$418,317	$401,864	$396,277	$391,235	$382,814
Tax-exempt	41,251	39,463	31,330	33,129	44,366
Total loans, net	459,568	441,327	427,607	424,364	427,180
Investments:
Taxable	45,427	54,897	54,774	49,011	54,279
Tax-exempt	29,759	29,701	29,335	29,762	31,015
Total investments	75,186	84,598	84,109	78,773	85,294
Federal funds sold	529	251	4,055	10,142	5,296
Total earning assets	535,283	526,176	515,771	513,279	517,770
Other assets	24,065	23,657	28,028	26,129	25,614
Total assets	$559,348	$549,833	$543,799	$539,408	$543,384

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$417,275	$409,924	$412,205	$409,575	$413,157
Noninterest-bearing	75,320	71,670	74,440	74,542	71,713
Total deposits	492,595	481,594	486,645	484,117	484,870
Borrowed funds	11,800	10,684	387		4,758
Other liabilities	2,809	2,644	2,693	2,600	2,416
Total liabilities	507,204	494,922	489,725	486,717	492,044
Stockholders’ equity	52,144	54,911	54,074	52,691	51,340
Total liabilities and stockholders’ equity	$559,348	$549,833	$543,799	$539,408	$543,384

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
At quarter end	2007	2007	2006	2006	2006
Nonperforming assets:
Nonaccrual/restructured loans	$3,561	$1,950	$2,010	$2,653	$3,006
Accruing loans past due 90 days or more	759	1,143	292	603	571
Foreclosed assets	256	352	352	84	158
Total nonperforming assets	$4,576	$3,445	$2,654	$3,340	$3,735

Three months ended

Allowance for loan losses:
Beginning balance	$4,635	$4,435	$4,453	$4,294	$4,151
Charge-offs	94	46	264	170	102
Recoveries	20	21	31	59	20
Provision for loan losses		225	215	270	225
Ending balance	$4,561	$4,635	$4,435	$4,453	$4,294
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.